SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): January 20,
2004


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                1-3215              22-1024240

(State or other             Commission        (I.R.S. Employer
jurisdiction                File Number)      Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey   08933

           (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code: (732) 524-0400


Item 5.   Other Events.

On January 20, 2004, Johnson & Johnson ("J&J") issued the attached press release announcing its sales and earnings for the fourth quarter and fiscal year ended December 28, 2003.

Item 9.

On January 20, 2004, Johnson & Johnson announced its consolidated financial results for the fourth quarter and fiscal year ended December 28, 2003. A copy of this press release is furnished with this report as an exhibit to Form 8-K. The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583.

The following non-GAAP disclosures were included in the press release to provide investors with information regarding the underlying business.

The Company provided earnings before provision for taxes on income, net earnings and earnings per share (diluted) excluding in-process research and development (IPR&D) charges as these charges are related to business combination transactions. The Company believes that presenting information that excludes IPR&D related amounts is helpful in evaluating the on-going business operations.



(c)  Exhibits

Exhibit No.       Description of Exhibit

99.15 Press Release dated January 20, 2004 for the period ended December 28, 2003.

99.2O     Unaudited Comparative Supplementary Sales Data and
          Condensed Consolidated Statement of Earnings for the fourth quarter and 12 months year-to-date.




                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: January 20, 2004        By: /s/ Stephen J. Cosgrove
                              Stephen J. Cosgrove
                              Chief Accounting Officer